Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-164506) pertaining to the Symetra Financial Corporation Equity Plan and the Symetra Financial Corporation Employee Stock Purchase Plan of our report dated March 8, 2010, with respect to the consolidated financial statements and schedules of Symetra Financial Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2009.
/s/ Ernst & Young LLP
Seattle, Washington
March 8, 2010